Exhibit 99.1

Written Statement of Chief Executive Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002




The undersigned, the Chief Executive Officer of Colonial Properties Trust, the general partner of Colonial Realty Limited Partnership, hereby certifies that, to his knowledge on the date hereof:

(a) the Form 10-K of Colonial Realty Limited Partnership for the period ended December 31, 2002 filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Colonial Realty Limited Partnership.



/s/ Thomas H. Lowder
----------------------
    Thomas H. Lowder
    Chief Executive Officer
    March 28, 2003










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Written Statement of Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002




The undersigned, the Chief Financial Officer of Colonial Properties Trust, the general partner of Colonial Realty Limited Partnership hereby certifies that, to his knowledge on the date hereof:

(a) the Form 10-K of Colonial Realty Limited Partnership for the period ended December 31, 2002 filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Colonial Realty Limited Partnership.






/s/ Howard B. Nelson, Jr.
-------------------------
    Howard B. Nelson, Jr.
    Chief Financial Officer
    March 28, 2003